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                                                                   EXHIBIT 10.17

                                 CONSULTING AGREEMENT


    This is an agreement ("Consulting Agreement") effective as of September 15, 1995 by and between Vista Medical Technologies, Inc. a California corporation having a place of business at 134 Flanders Road, Westboro, Massachusetts 01581 (hereinafter referred to as the "Company); and Harry R. McKinley, an individual residing at Southampton, Massachusetts 01073 (hereinafter referred to as "McKinley" or "Consultant").

1.  Collateral Agreements:

    (1) This Consulting Agreement is related to a business arrangement involving the transfer to the Company of a certain license agreement (entitled "LICENSE AND DEVELOPMENT AGREEMENT", dated 18 December 1991) relating to endoscopes entered into between Consultant and McKinley Optics, Inc. of Southampton, Massachusetts ("MOI") as Licensor and American Surgical Technologies Corporation of Boston, Massachusetts ("AST") as Licensee (the "License Agreement"). The License Agreement was amended 28 June 1994 by letter agreement between Licensor and Licensee. A further amendment to the License Agreement is being made by Licensor and the Company contemporaneously with this agreement.

    (2) This Consulting Agreement is related to and is intended to complement and incorporate by reference thereto an existing agreement entitled:


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"Non-Competition, Non-Disclosure And Patent And Invention Assignment Agreement",
executed 18 December 1991, by and between Consultant and MOI on the one hand and AST on the other hand (hereinafter referred to as "Non-Compete, Invention Agreement".

    (3) This consulting agreement is being entered into for the purpose of facilitating the Company's use of the technology licensed by said License Agreement in developing improved and commercially successful endoscopes.


2.  Term And Duties As A Consultant:

    (1)  The Company hereby retains Consultant for a term of    * * *    ,
commencing with the effective date hereof, as a consultant and designer for and in relation to certain product development tasks that are listed in Appendix A attached hereto. It is understood that the Company may amend Appendix A (by subtraction or addition of product development tasks), but the Company may add to the tasks listed in Appendix A only with the prior written approval of Consultant, which approval shall not be unreasonably withheld so long as such amendment is reasonable and in accordance with the Company's business needs and plans for developing, making and selling endoscopes and related devices.

    (2) Consultant agrees to use his best efforts in performing said product development tasks with the purpose of improving the Company's endoscope technology and furthering the business interests of the Company.


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    (3)  Consultant shall keep the Company informed on a current basis of his efforts and progress in performing said product development tasks.

    (4) Consultant agrees to promptly provide to the Company on a current basis the items listed as "Deliverables" in Appendix A.

    (5) During the term of this agreement, Consultant may engage in noncompetitive business activities, but he shall devote to the Company on a regular basis such time as shall be necessary to accomplish the tasks set forth in Appendix A in accordance with the time table therefor established mutually by Consultant and the Company.

    (6)  Consultant shall make available to the Company, upon request and at the Company's expense, all of the documentation currently known to him relative to the optical systems that are disclosed or claimed in his U.S. patent
applications Ser. No. * * *  (now U.S. Pat.   * * *), Ser. No.  * * *  (now
U.S. Pat.  * * *   ), Ser. No. * * *  (Now U.S. Pat.   * * *  ) Ser. No.  * * *
(now U.S. Pat.  * * * ), and Ser. No.  * * *  (filed      * * *           );
and every other U.S. patent application relating to stereo lenses or systems and failing within the purview of said License Agreement, and each and every continuation, continuation-in-part, divisional and reissue application based on any of the foregoing U.S. applications and all PCT and foreign applications and patents based on or relating to any of said U.S. applications and/or patents.

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3.  Work Product Of Consultant:

    (1) The work products of Consultant's efforts pursuant to this Consulting Agreement during the term thereof shall be deemed to be the sole and exclusive property of the Company.

    (2) Any and all inventions, improvements, designs, ideas and discoveries relating to medical endoscopes or other work performed by Consultant under this Consulting Agreement that are conceived or reduced to practice by Consultant (whether or not patentable or protectable by copyright) during the term of this Consulting Agreement, shall be deemed to be and become the sole and exclusive property of the Company, and any and all patents or other rights granted or certified thereon by any government of any state or country shall be owned wholly and exclusively by the Company without any restrictions or reservations by Consultant.

    (3) Consultant agrees to promptly and fully disclose to the Company all inventions, improvements, designs, ideas and discoveries (whether or not patentable or protectable by copyright and whether or not made jointly with others) that are reasonably related to the subject matter of this Consulting Agreement and are or were conceived or reduced to practice in the course of performing product development tasks pursuant to the terms of this Consulting Agreement during the term hereof.


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4.  Compensation For Services:

    (1)  As compensation for consulting and design services which Consultant may render to the Company hereunder, the Company agrees to pay, and shall pay,
to Consultant a       * * *                       of consulting work  * * *
at the rate of $* * * per day and $* * * per each half day during the term of this Consulting Agreement and for each month of each extension thereof, with the
retainer fee for each month payable in arrears before the  * * *       day of
the following month. This retainer fee shall not be credited against the cost of any product development task performed by Consultant pursuant to this Consulting Agreement.

    (2)  The Company also agrees to pay, and shall pay, to Consultant an
advance services fee of  $* * *     within   * * *  days after the effective
date hereof, provided, however, that said sum shall be credited against Consultant's charges for performing assigned product development tasks for the Company under Paragraph 4(3) hereof.

    (3) Consultant and the Company agree that all product development tasks performed by Consultant pursuant to this Consulting Agreement are to be on a "not-to-exceed basis". More specifically, for each product development task undertaken by Consultant pursuant to this Consulting Agreement, Consultant shall first provide an estimate of his charges for completing same (including the cost of Consultant's services calculated at the rates listed in Paragraph 4(l) hereof and Consultant's out-of-pocket expenses and disbursements), and if that

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estimate is accepted by the Company, the total cost to the Company for
Consultant's services and out-of-pocket expenses and disbursements in connection with completion of that task shall not exceed said estimate. No product development task shall be undertaken by Consultant without the mutual consent of Consultant and the Company.

    (4) In addition the Company agrees to reimburse, and shall reimburse, Consultant for all expenses reasonably incurred on behalf of the Company, but only to the extent that such expenses have been authorized in advance by the Company.

    (5) The Company agrees to reimburse Consultant for the legal fees incurred by him solely for and in connection with the negotiation of this Consulting Agreement and the related amendment to the License Agreement, provided, however,
that the Company's liability under this paragraph shall not exceed $* * *   .

5.  Loyalty, Non-Competition, Invention Assignment, Etc.:

    (1) The provisions of said "Non-Compete, Invention Agreement" are hereby incorporated into and made part of this Consulting Agreement, and the provisions thereof are to apply except to the extent that they are limited or otherwise modified by any paragraph of this Consulting Agreement.

    (2) Consultant agrees that for a period of two (2) years from the date of expiration or termination of this Consulting Agreement and thereafter for so long as the license granted by said License Agreement remains exclusive, he will not,


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either for himself or on behalf of any other person, firm, organization, or corporation, directly or indirectly, intentionally divert or attempt to divert from the Company or any of its affiliates any related business or business opportunity whatsoever or attempt to influence negatively any customers or potential customers of the Company or its affiliates or any companies with whom Consultant may have dealings.

    (3)  Consultant further agrees that during the term of this Consulting
Agreement and for a period of    * * *      immediately following the date of
expiration or termination of this Consulting Agreement, and thereafter for so long as the license granted by said License Agreement remains exclusive, he will not, directly or indirectly, induce or attempt to influence any employee of the Company or its affiliates to terminate his or her employment or to work for the benefit of any actual or prospective competitor of the Company.

    (4) Consultant agrees that in the event of any suit against third parties instituted by the Company for the purpose of enforcing any rights acquired by or granted to the Company pursuant to this Consulting Agreement or said License Agreement, he will, at the Company's request and at its expense, cooperate to the extent possible by giving testimony and making available to the Company all relevant records, papers, information, prototypes, samples and the like in his possession or under his control.

    (5) Consultant agrees that in the event of any suit against the Company by a third party alleging that the Company's manufacture, use, offer for sale or

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sale of endoscopes has infringed, or is infringing, any intellectual property right of said third party, he will, at the Company's request and at its expense, cooperate in the defense of any such suit if he is, or is alleged to be, involved in any of the alleged infringing activities or has knowledge relevant to the legal or fact issues raised by any of the pleadings or motions filed in any such suit.

6.  Independent Contractor:

    Consultant acknowledges, warrants and agrees as follows:

    (1) He is an independent contractor and is free of obligations and duties that are or may be in conflict with his duties and obligations under this Consulting Agreement or said License Agreement.

    (2) He shall not have the status of employee and shall not be entitled to any employee welfare or any other fringe benefits except as may be provided in this Consulting Agreement;

    (3) As an independent contractor, he must include any compensation he receives under this Consulting Agreement in his personal income tax reporting and is solely responsible for the payment of any tax payable thereon;

    (4) He shall indemnify and hold the Company harmless from any and all liabilities arising from or related to any failure on his part to accurately report his income as an independent contractor or to pay such tax when due or to his failure to perform his duties as a consultant;


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    (5)  He shall indemnify and hold the Company harmless from any and all liabilities arising from or due to his failure to perform his duties as a Consultant to the Company or for any other breach of this Consulting Agreement.

7.  Return Of Company Property:

    (1) Consultant agrees that all papers and records of every kind relating to his consultations and other work under or pursuant to this Consulting Agreement, including but not limited to correspondence, memoranda, files, documents, computer programs and disks, drawings, specifications, models, prototypes, components and other material relating to the Company's business or any of the tasks listed In Appendix A or any other assigned tasks or work performed under this Consulting Agreement, shall be, become and remain the exclusive property of the Company.

    (2) Upon request of the Company, and in any event no later than the expiration or termination of this Consulting Agreement, Consultant shall return to the Company all property of the Company in his possession, including but not limited to correspondence, memoranda, files, documents, computer programs and disks, drawings, specifications, models, prototypes, components and other materials.

8.  Assignment:

    Consultant agrees that the Company may assign this Consulting Agreement to the successors and assigns of its business, provided, however, that the Company shall give Consultant thirty (30) days prior notice of said


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assignment, the proposed assignee, and a contact person for such proposed assignee. Otherwise this Consulting Agreement may not be assigned by either party without the prior written consent of the other party.

9.  Binding Effect:

    (a) This Consulting Agreement shall inure to the benefit of and be binding upon any successor or assign of the Company, and any such successor or assign shall be deemed substituted for the Company under the terms of this Consulting Agreement. As used herein, the term "successor or assign" shall include but not be limited to any person, firm, corporation, or other business entity which at any time, whether by consolidation, merger, purchase, liquidation, dissolution, sale, assignment or otherwise, acquires or succeeds to the ownership of all or substantially all of the business or assets of the Company.

    (b) Subject to Paragraph 8 hereof, this Consulting Agreement shall inure to the benefit of and be binding upon the heirs, executors, administrators, next of kin, successors, assigns, and personal representatives of Consultant and MOI.

10. Whole Agreement:

    This writing contains the entire agreement of the parties concerning the subject matter hereof and may not be modified except by a further written agreement signed by Consultant and a duly authorized officer or representative of the Company.


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11. Severability:

    Any provision or term of this Consulting Agreement which shall be found to be contrary to law or otherwise unenforceable shall not affect the remaining terms hereof which shall be construed as if any unenforceable provision were absent herefrom.

12. Governing Law:

    This Consulting Agreement shall be governed by and construed in accordance with the internal laws of the Commonwealth of Massachusetts.

13. Term and Termination:

    (1)  This Consulting Agreement shall have a term of   * * *      commencing
with the effective date hereof.

    (2) The Company may, without prejudice to any other right or remedy it may have, terminate this Consulting Agreement if Consultant fails to perform assigned tasks or work under this Agreement and such failure constitutes a material breach of this Consulting Agreement, or if Consultant otherwise breaches any of the terms hereof.

    (3) If Consultant fails to perform assigned tasks or work under this Consulting Agreement or breaches any of the other terms hereof, the Company may send Consultant a written notice of its intention to terminate this Consulting Agreement and, if Consultant does not cure or correct such failure or breach to the Company's satisfaction within * * * days from the date such notice is

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mailed or faxed to Consultant, the Company may terminate this Consulting
Agreement by giving a further notice of such termination, and such termination shall be effective as of the date said further notice is mailed or faxed to Consultant. Termination by the Company pursuant to this paragraph shall be without prejudice to any other right or remedy it may have.

14. Confidentiality:

    (1) Consultant agrees that all information generated by him during the term of this Consulting Agreement that relates to objective lenses or systems or to stereo endoscopes or any of the tasks listed in Appendix A (including other tasks that may be added thereto or assigned to him by the Company under the terms hereof), shall be deemed to be Confidential Information of the Company.

15. The Company Defined:

    For the purpose of this Consulting Agreement, the "Company" is understood to mean and indicate Vista Medical Technologies, Inc. and each and every affiliated entity and also its successors and assigns. As used herein, the term "affiliated entity" means any company, firm, corporation, or other organization that is owned or controlled by The Company or owns or controls The Company.

16. Waiver:

    Any failure on the part of the Company to insist upon full and adequate performance by Consultant in any respect or instance shall not constitute a full or permanent waiver of the Company's rights under this Consulting Agreement.


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17. Continuing Obligations:

    Consultant agrees and covenants that the obligations and undertakings stated in Paragraphs 3, 5, 7, and 15 shall remain in force and continue beyond any termination of this Consulting agreement, provided, however, that Consultant's obligations as to trade secrets and confidential information shall remain in force only for so long as such trade secrets and confidential information are not released to the public domain by the Company.


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IN WITNESS WHEREOF, the Company and MOI have caused this Consulting Agreement to be executed by one their duly authorized officers or representatives, and Consultant has hereunto affixed his signature, as of the day and year first above written.

                                  Vista Medical Technologies, Inc.
                                  (the "Company")

                                  By:  /s/ John Lyon
                                      --------------------------
                                  Name:  John Lyon
                                        ------------------------


                                    /s/ Harry R. McKinley
                                   -----------------------------
                                    Harry R. McKinley
                                    ("Consultant")


                                  McKinley Optics, Inc.

                                  BY:  /S/ Harry R. McKinley
                                      --------------------------
                                  Name:  Harry R. McKinley
                                        ------------------------


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                                      APPENDIX A

TASKS

    The following product development tasks listed below are contemplated by the Company for work for Consultant during the term of the Consulting Agreement to which this Appendix A is attached, with the understanding that the Company reserves the right to add or delete projects from the following list:

    1.                     * * *
    2.                     * * *
    3.                     * * *
    4.                     * * *
    5.                     * * *

DELIVERABLES:

    The following materials and information ("Deliverables") are to be supplied by Consultant to the Company under this Consulting Agreement:

    All information, including memoranda, specifications, data, sketches, drawings, and the like, including system descriptions, ray trace data, tolerance analysis, sensitivity studies, and other optics design information reasonably required by the Company to enable it to reproduce within tolerance limits any or all optical components and systems conceived, reduced to practice, designed or developed by Consultant pursuant to this

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Consulting Agreement or relating to any of the inventions licensed under or by said License Agreement.


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